SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2004

DAVE & BUSTER’S, INC.

(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	0000943823 (Commission File Number)	43-1532756 (IRS Employer Identification Number)

2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure
Item 12. Results of Operations and Financial Condition
News Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following are filed as Exhibits to this Report.

99.1	Dave & Buster’s, Inc. news release dated June 7, 2004

Item 9. Regulation FD Disclosure

Item 12. Results of Operations and Financial Condition

     On June 7, 2004, we issued a news release regarding the results of our first quarter ended May 2, 2004. A copy of the news release is furnished herewith as Exhibit 99.1.

     Limitation on Incorporation by Reference: In accordance with general instruction B.2 and B.6 of Form 8-K, the information in this report is furnished under Item 9 and Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: June 7, 2004	By:	/s/ W. C. Hammett, Jr.

W.C. Hammett, Jr.,
Chief Financial Officer